Exhibit 10.5

Share Purchase Agreement

This Share Purchase Agreement (the “Agreement”) is made and entered into as of the 7th day of October, 2014, by and among Todos Medical Ltd., a company organized and existing under the laws of the State of Israel having its principal offices at Givaat Ha’Shlosha, Israel (the “Company”), D.P.H. Investments Ltd. (the “Investor”) and Mr. David Wasserman (the "Entrepreneur"). The Company, the Investor and the Entrepreneur are referred to, collectively herein as the “Parties” and separately as a “Party”.

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to raise capital by means of the issuance of Ordinary Shares, nominal value NIS 0.10 per share (“Ordinary Shares”) for a total investment of NIS1,300,000 (out of which an amount of NIS 230,000 has already been wired to the Company as part of the total investment by the Investor) (the “Total Investment Amount” and after deducting the advance funds already wired to the Company, the “Remaining Investment Amount”); and

WHEREAS, in addition, the Board of Directors of the Company has determined that it is in the best interest of the Company to try and raise additional capital by means of the Company going public (either by way of IPO, Reverse Merger, etc.), and since the Entrepreneur has the necessary connections in order to help the Company to do so, and is willing to finance the required external investors necessary in order to complete such move, the Company would like the Entrepreneur to lead such move on its behalf; and

WHEREAS, the Investor desires to invest in the Company and the Entrepreneur desires to help the Company going public, pursuant to the terms and conditions more fully set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1. TRANSACTION

1.1. Issuance and Purchase of Ordinary Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and allot to the Investor, in consideration of the Total Investment Amount, a total of 30,000 Ordinary Shares (the “Purchased Shares”). Such Purchased Shares shall be allocated and shall be issued and become fully paid upon payment of the Remaining Investment Amount. The Purchased Shares shall be allocated to Adv. Roy Avneri (the "Trustee"), who will hold the Purchased Shares in trust and release the Purchased Shares to the Investor, all - in accordance with the trust instructions attached as Exhibit 1.1. Upon such issuance, the Trustee shall hold in trust Purchased Shares constituting 15% of the outstanding share capital of the Company, on a fully-diluted basis, as set forth in the capitalization table of the Company attached as Exhibits 3.2.3 (the “Cap Table”).

1.2. Amendment of Corporate Documents. At the Closing, the Company shall replace its current Articles of Association by adopting the Amended and Restated Articles of Association (“Amended Articles”) in the form attached hereto as Exhibit 1.2.

1.3. Going Public; Issuance and Purchase of IPO Shares. The Entrepreneur shall make his best efforts to help the Company raise additional funds by way of any type of public investment (IPO, Reverse Merger, etc.), as agreed upon between the Entrepreneur and the Company (the "IPO"), provided that the Entrepreneur shall solely bear all the external advisors' costs related to the IPO. It is agreed that the Entrepreneur shall lead the investment process, and shall be entitled, inter alia, to choose the stock exchange to be used for the funds' raising and to nominate all of the Company's relevant external advisors (lawyers, accountants, underwriters, etc.), according to his sole discretion. In exchange for its efforts in connection with the IPO, as well as the finance of its costs, and subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company shall issue and allot to the Trustee, a total of additional 70,000 Ordinary Shares (the “IPO Shares”), which the Trustee will hold in trust and release the IPO Shares to a new entity designated by the Entrepreneur, according to his sole discretion, all - in accordance with the trust instructions attached as Exhibit 1.3. Upon such issuance, the Trustee shall hold in trust IPO Shares constituting 35% of the outstanding share capital of the Company, on a fully-diluted basis, as set forth in the Cap Table. Notwithstanding the above, it is agreed that as part of the IPO or the Exit Event (as defined in the Company's Amended Articles), as applicable, the Parties shall implement a mechanism according to which the first 7.5% of the Company's share capital to be issued to external investors after the completion of the IPO shall dilute the Investor and the Entrepreneur only, and any additional issuance of shares shall dilute all Company's shareholders, pro rata to their holdings in the Company's share capital.

2. CLOSING

2.1. The Closing. Subject to the fulfillment of the closing conditions set forth below, the closing (the “Closing”) shall be held at the offices of Golan, Goldschmidt & Co on October 7, 2014 or at such other time and place as the Company, the Investor and the Entrepreneur mutually agree upon orally or in writing (the date of the Closing being herein referred to as the “Closing Date”) at which the issuance and sale of the Purchased Shares, the purchase thereof by the Investor, the issuance of the IPO Shares and the registration of the Purchased Shares and the IPO Shares in the name of the Trustee in the share register of the Company, shall take place.

2.2. Deliveries and Transactions at the Closing. At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

2.2.1. Shareholders Resolutions. The Company shall deliver to the Investor and the Entrepreneur copies of duly executed unanimous resolutions of the Company’s shareholders in the form attached hereto as Exhibit 2.2.1, by which (i) the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements (as defined below), including without limitation, the performance of the Company’s obligations hereunder and thereunder and including the trust instructions - Exhibit 1.1 and Exhibit 1.3, shall have been approved, to the extent such approval is necessary; and (ii) the Amended Articles shall have been adopted.

2.2.2. Board Resolutions. The Company shall deliver to the Investor and the Entrepreneur copies of duly executed resolutions of the Board of Directors of the Company in the form attached hereto as Exhibit 2.2.2, by which, inter alia: (i) the execution, delivery and performance by the Company of this Agreement and all documents and agreements ancillary to such agreements (including the trust instructions – Exhibit 1.1 and Exhibit 1.3) (collectively, the "Ancillary Agreements") shall have been approved; (ii) the Purchased Shares and the IPO Shares shall be issued and allotted to the Trustee; (iii) the Amended Articles shall have been adopted; (iv) the signatory rights on behalf of the Company shall be amended in a manner satisfactory to the Investor and the Entrepreneur; and (v) the Budget, as defined in Section 7.2, shall have been approved.

2.2.3. Waivers and Release of any Participation Rights. As part of the shareholders resolution (Exhibit 2.2.1), the Company shall deliver to the Investor and the Entrepreneur a waiver signed by each shareholder of the Company holding preemptive rights or any similar rights, by virtue of which such shareholder may be entitled to purchase or receive securities of the Company upon the consummation of the transactions contemplated herein (collectively, “Participation Rights”), pursuant to which he, she or it has waived such Participation Rights with respect to the transactions contemplated by this Agreement.

2.2.4. Registration. The Company shall register the issuance of the Purchased Shares and the IPO Shares in the Company's Shareholder Register on the name of the Trustee and shall deliver a copy of the register to the Investor and the Entrepreneur.

2.2.5. Compliance Certificate. The Company shall deliver to the Investor and the Entrepreneur a certificate (substantially in the form attached hereto as Exhibit 2.2.5) duly executed by the CEO of the Company, and dated as of the Closing Date; such certificate confirming and certifying that the representations and warranties set forth in Section 3 of this Agreement are true and correct as of and through the Closing Date, and that the Company has performed and complied with all of its covenants, agreements, and undertakings required to be performed and complied with at or prior to the Closing and that to the Company’s best knowledge, since the date of execution hereof, there has not been a material adverse change in the financial or business condition of the Company.

2.2.6. Nomination of Board Members. The Board of Directors of the Company shall have been replaced with the new Board of Directors to be designated in accordance with the Amended Articles.

2.2.7. Indemnity Agreements. The Company shall execute and deliver the Indemnity Agreements, as defined in Section 6.4 below.

2.2.8. Consents. The Company shall deliver to the Investor a copy of all third party approvals, consents, waivers, undertakings and agreements required in connection with the transactions contemplated in this Agreement as described in Section 3.5 of the Schedule of Exceptions.

2.2.9. Payment. The Investor shall pay to the Company the Remaining Investment Amount, in 7 equal installments of NIS 150,000 and one last installment of NIS 20,000, the first one of them to be paid at the Closing and the other installments to be paid at the 9th of each calendar month, by way of a bank transfer to the Company’s account in immediately available funds, pursuant to wiring instructions given in writing by the Company prior to the Closing Date, or by such other form of payment as is mutually agreed by the Company and the Investor.

2.3. Conditions to Closing by the Investor and the Entrepreneur . The obligations of the Investor to pay the Remaining Investment Amount and the obligations of the Entrepreneur to lead and finance the IPO process are subject to the fulfillment on or before the Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Investor and/or the Entrepreneur, respectively, in their sole discretion.

2.3.1. Accurate Representations and Warranties. The representations and warranties set forth in Section 3 below shall be true and correct when made and as of the Closing Date, as though the Closing Date was substituted for the date set forth in the representations and warranties set forth in Section 3 of this Agreement.

2.3.2. Compliance with Covenants. The Company shall have performed and complied with all of their covenants, agreements and undertakings as set forth herein.

2.3.3. Qualifications. The Company shall have obtained all permits, consents, approvals and authorizations that shall be necessary or required lawfully for the Company to consummate the transaction contemplated by this Agreement and the Ancillary Agreements (and all of the foregoing shall be effective as of the Closing).

2.3.4. No Action. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any state, municipal, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; (ii) cause any of the transactions contemplated by this Agreement, the Amended Articles and the Ancillary Agreements to be rescinded following consummation; or (iii) affect adversely the right of the Company to own its intellectual property or other material assets or to operate its business as currently conducted or as currently proposed to be conducted.

2.3.5. Actions Taken; Delivery of Documents. All the actions to be taken as set forth in Section 2.2 above shall have been completed and all documents to be delivered by the Company, as set forth in Section 2.2 above, shall be delivered to the Investor’s counsel.

2.3.6. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and Ancillary Agreements shall be in the form agreed upon with the Investor and its counsel, and the Investor and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Investor or its counsel may reasonably request.

2.3.7. Agreements. The written employment, secrecy, assignment of intellectual property rights and non-competition agreements of the Company shall be in effect with all of the officers of the Company and with all the then current employees and consultants of the Company involved in or with access to intellectual property and/or product planning.

2.4. Conditions to Closing by the Company. The Company's obligation at the Closing to consummate the transactions contemplated hereby is subject to the satisfaction and fulfillment, prior to or at the Closing, of each of the following conditions precedent (any or all of which may be waived, in whole or in part, by the Company, which waiver shall be at the sole discretion of the Company):

2.4.1. Accurate Representations and Warranties. The representations and warranties of the Investor and the Entrepreneur set forth in Section 5 below shall be true and correct in all material respects when made and as of the Closing Date, as though the Closing Date was substituted for the date set forth in the representations and warranties set forth in Section 5 of this Agreement.

2.4.2. Compliance with Covenants. The Investor and the Entrepreneur shall have performed and complied with all of its covenants, agreements, and undertakings as set forth herein and, without derogation from the generality of the aforesaid, the first installment of the Remaining Investment Amount was paid to the Company at the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor and the Entrepreneur that, except as set forth on the Schedule of Exceptions (“Schedule of Exceptions”) attached hereto as Exhibit 3, whether or not such Schedule is specifically referenced herein (which Schedule of Exceptions shall be divided into sections corresponding to the provisions hereof and shall be deemed to be representations and warranties as if made hereunder), the statements contained in this Section 3 are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date as though the Closing Date was substituted for the date set forth in the representations and warranties set forth in this Section 3.

3.1. Incorporation; Corporate Power; Validity; No Breach. The Company is duly incorporated and validly existing under the laws of the State of Israel, and has full corporate power and authority to own its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. The Articles of Association of the Company, as currently in effect, are attached hereto as Exhibit 3.1 (the "Corporate Documents"). The Company does not transact business in any jurisdiction in which it does not have all requisite corporate power and authority, as applicable or in which it is not in good standing.

This Agreement, the Ancillary Agreements and the documents to be delivered to the Investor and the Entrepreneur at the Closing were duly executed by the Company and at the Closing shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended Articles and the Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder, and the issuance, sale and delivery of the Ordinary Shares has been taken or will be taken prior to the Closing.

The Company is not in violation or default of any provision of its Corporate Documents or any contract to which it is a party or by which it is bound. The execution and the delivery of this Agreement, the Amended Articles and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not, (i) violate any law, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or by which it is bound; (ii) conflict with, result in a breach of, constitute a default by the Company under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, cancel, or require any notice under any agreement, lease, license, instrument, or other arrangement to which the Company is a party or by which each is bound, or to which the Company's owned assets are subject, or result in the imposition of any lien, pledge, claim, charge, encumbrance or third party rights of any kind ("Security Interest") upon such assets; or (iii) violate any provision of the Company's Corporate Documents.

3.2. Share Capital.

3.2.1. Prior to the Closing, the authorized share capital of the Company consists of 990,000 Ordinary Shares, par value NIS 0.10 each (“Ordinary Shares”), and 10,000 Preferred Shares, par value NIS 0.10 each ("Preferred Shares"), of which 90,000 Ordinary Shares and 10,000 Preferred Shares are issued and outstanding.

3.2.2. Immediately after the Closing, the authorized share capital of the Company shall consist of 990,000 Ordinary Shares and 10,000 Preferred Shares, of which 190,000 Ordinary Shares and 10,000 Preferred Shares are issued and outstanding.

3.2.3. Capitalization. A complete and correct list of all the security holders of the Company (including, for the avoidance of doubt, holders of all of the outstanding options, warrants, convertible securities and other rights to purchase or otherwise acquire shares of the Company) immediately prior to the Closing and immediately following the Closing are as set forth in Exhibit 3.2.3(a) attached hereto. Except as set forth in Section 3.2.3(b), the individuals and entities identified in Exhibit 3.2.3(a) are the holders of record and beneficially of all of the issued and outstanding share capital of the Company, on a fully-diluted basis and of all rights thereto, free and clear of any Security Interest, Participation Rights, restrictions, rights, options to purchase, proxies, voting trust and other voting agreements, calls or commitments of every kind, and, except as set forth in Exhibit 3.2.3(a), there are no other shares, options, warrants, convertible securities or other rights to subscribe for, purchase or acquire any share capital of the Company from the Company, or from each of the other shareholders of the Company listed therein.

3.2.4. Valid Issuance. The share capital of the Company outstanding on the date hereof is all duly and validly authorized and issued, fully paid and non-assessable, was issued free of any Participation Rights or Security Interest, and was issued in compliance with all applicable laws, including the relevant securities laws of the United States and the State of Israel.

3.3. Subsidiaries. The Company does not currently own or control any equity interest in any other corporation, partnership, trust, joint venture, limited liability Company, association, or other business entity.

3.4. Financial Statements.

3.4.1. Section 3.4 of the Schedule of Exceptions includes the audited financial statements for the fiscal year ended on December 31, 2012 (the “Financial Statements”). The Financial Statements are true and correct in all material respects, are in accordance with the books and records of the Company and have been prepared in accordance with Israeli generally accepted accounting principles (“GAAP”), and present fairly the financial condition of the Company at the date therein indicated in all material respects.

3.4.2. Except as set forth in Section 3.4.2 of the Schedule of Exceptions or in the Financial Statements, the Company is not a guarantor of any debt or obligation of another, nor has the Company agreed to become directly liable for any obligation of any person, and no person has given any guarantee of, or security for, any obligation of the Company.

3.4.3. Since December 21, 2012, except as set forth in Section 3.4.3 of the Schedule of Exceptions and as contemplated by this Agreement and its Exhibits, there has not been:

(a) any material adverse change in the assets, liabilities, financial condition, operating results or business of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business;

(b) any damage, destruction or, to the Company's knowledge, loss, whether or not covered by insurance, materially and adversely affecting the Condition of the Company (as defined below);

(c) any waiver by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien or payment of any material obligation by the Company, except in the ordinary course of business and that is not, individually or in the aggregate, materially adverse to the assets, liabilities, financial condition, operating results or business of the Company as currently conducted (collectively, the "Condition of the Company”);

(e) any material change or amendment to an agreement to which the Company is a party;

(f) any material change in any compensation arrangement or agreement with any key employee of the Company;

(g) any loans made by the Company to its employees, officers, or directors other than travel advances made in the ordinary course of business;

(h) any sale, transfer or lease of (except in the ordinary course of business) or mortgage or pledge or imposition of lien on, any of the Company’s material assets, except liens for taxes not yet due or payable;

(i) any change in the accounting methods or accounting principles or practices employed by the Company; or

(j) to the Company's knowledge, any other material event or condition of any character that by itself or in conjunction with other events or conditions would materially and adversely affect the Condition of the Company.

3.5. Governmental Consents or Third Party Consents. At the Closing, no consent, approval, order, permit, action by or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or any third party, on the part of the Company is required in connection with the valid execution, delivery and performance of this Agreement (including the Ancillary Agreements and actions ancillary and related thereto) and the transactions contemplated hereby and thereby, including the issuance of the Ordinary Shares, except for the certain filings with the Companies’ Registrar. Each of the shareholders of the Company has waived any Participation Rights it may have had with respect to the transactions contemplated by this Agreement.

3.6. Liabilities. Except (i) as set forth on Section 3.6 of the Schedule of Exceptions; or (ii) as set forth in the Financial Statements; or (iii) in the ordinary course of business, the Company does not have any material liabilities, debts or obligations, whether accrued, absolute or contingent, and since its incorporation, the Company has operated only in the ordinary course of business.

3.7. Agreements. Other than as set forth in Section 3.7 of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that involve or may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of US$10,000 (ten thousand USD) in the aggregate or that extend for more than one year beyond the date of this Agreement, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services or limiting or restricting its right to compete with any person in any respect; (iv) funding from the Office of the Chief Scientist of the Ministry of Industry, Trade and Labor, and the Company has not received or been the beneficiary of any grants or other support or benefit from any other Israeli or non-Israeli governmental authority; or (v) indemnification by the Company with respect to infringements of proprietary rights. All the material agreements to which the Company is a party are listed in Section 3.7 of the Schedule of Exceptions. The Company is not in violation in any material respect of any provision of such agreements to which it is subject, nor in violation of any provision which could reasonably have a material adverse effect on the current condition, financial or otherwise, operations of the Company and as proposed to be conducted. All such agreements are to the best knowledge of the Company in full force and effect, and the Company has no knowledge of the invalidity of or grounds for rescission of any of these agreements, or of any intention to terminate any such agreements. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor is any person, firm or corporation a guarantor of any indebtedness of the Company. The Company is not party to and is not bound by any contract, agreement or instrument, or subject to any restriction under the Corporate Documents that affects its business as now conducted and as proposed to be conducted, its properties and assets or its current financial condition.

3.8. Proprietary Information and Service Providers. Each officer, employee and consultant of the Company has executed or shall have executed prior to Closing, a Confidentiality and Proprietary Information and Inventions Agreement, or are otherwise bound by confidentiality undertakings, and each such agreement remains in full force and effect pursuant to its terms. None of such employees, officers or consultants is in violation or breach thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are party to a written agreement pertaining to confidentiality of confidential information of the Company. None of the Company's consultants or vendors is in violation of such agreements. To the Company's best knowledge, no such officer or employee or consultant is in violation of any prior employee contract, proprietary information agreement or other agreement relating to the right of any such individual to be employed by, or to contract with, the Company, and, to the Company's knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any written notice alleging that any such violation has occurred.

3.9. Intellectual Property

3.9.1. General. The Company owns or has the right to use pursuant to written license, sublicense, agreement, or permission, free and clear (other than, with regard to intellectual property rights owned by third parties set forth in Section 3.9.1 of the Schedule of Exceptions, subject to the rights of the owner/licensor thereof) of any Security Interest, third party rights and royalties, all patents, trademarks, service marks, trade names, mask works, copyrights and all trade secrets, including know-how, invention, designs, processes, computer programs, algorithms, firmware and technical data, concepts, techniques, methods, systems, drawings, photographs, models, prototypes, research materials, formulas, development or experimental work, work in progress, cost data, marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer or supplier lists, all as currently used or as proposed to be used by the Company (collectively: “Intellectual Property”). Each item of Intellectual Property owned, licensed or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on substantially the same terms and conditions immediately subsequent to the Closing hereunder. Except for readily and commercially available off-the-shelf software, no other Intellectual Property of any kind required by the Company to conduct its contemplated business, is owned by a third party or would require the payment of any fee or royalty.

3.9.2. Ownership of Intellectual Property. All of the Intellectual Property evidenced by or embodied in and/or attached, connected or related to: (i) the Company’s technology, and (ii) any work product created by or for the Company prior and up to the Closing Date, is owned solely and exclusively by the Company. The Company's current and former employees, consultants, and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, have entered into written agreements with the Company assigning all rights in any and all Intellectual Property as developed in the course of their employment by or provision of services to the Company. Section 3.9.2 of the Schedule of Exceptions identifies each: (a) patent, trade mark, domain name or registration which has been issued to the Company with respect to any of the Intellectual Property; (b) pending patent or trade mark application or application for registration which the Company has made with respect to any of the Intellectual Property; (c) trade name or unregistered trademark used by the Company; and (d) license, agreement, or other permission which the Company has received from or granted to any third party with respect to any of the Intellectual Property. With respect to each item of Intellectual Property required to be identified as set forth in this Section 3.9.2, and unless set forth otherwise in the Schedule of Exceptions: (i) the Company possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, royalty, commission or similar arrangements or other restriction; (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or to the best knowledge of the Company is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; (iv) the Company has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and (v) the Company has not granted, and there are not outstanding, any options, licenses or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of the Intellectual Property.

3.9.3. No Infringement. (i) To the best knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of any third party; (ii) the Company has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party) and to the Company’s best knowledge, there is no basis for such claim; and (iii) to the best knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property of the Company.

3.9.4. Protection of IP Rights and Trade Secrets. The Company takes such actions to maintain and protect each item of Intellectual Property which actions are reasonable and customary in the industry in which the Company operates. All the confidential information is being (and has been) continuously maintained in confidence by the Company and the Company has taken measures reasonable and/or customary to protect and prevent its disclosure to unauthorized parties. The Company has complied, in all material respects with the requirements of, and has filed all material documentation required in dealing with, all Patent and Trademark Offices and any other patent registry agency in which its patent applications were filed, as instructed by its professional patent counsel; and, to the best knowledge of the Company, all patents (if any) and patent applications are in effect, and there is no prior art or any other claim which renders the inventions of the Company referred to in the patents, patent applications and related documentation (if any) invalid in any manner.

All technical information developed by and belonging to the Company which has not been patented has been kept confidential and disclosed only under a written confidentiality agreement with the recipient.

3.10. Directors and Officers. Section 3.10 of the Schedule of Exceptions lists the officers and directors of the Company as of the date of the Closing. All agreements, commitments and understandings of the Company, whether written or oral, with respect to any compensation to be provided to any of the Company's directors and officers have been fully disclosed to the Investor. No option plan, share purchase, share option or other written agreement or understanding has been entered into between the Company and any director, officer or other holder of any securities or rights exercisable or convertible for securities which provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of the transactions contemplated by this Agreement. Each officer and key employee of the Company is devoting, and to the Company's knowledge, is currently intending to continue to devote one hundred percent of his or her business time to the conduct of the business of the Company

3.11. Litigation. To the best knowledge of the Company, (a) there are no claims, actions, suits or other legal or arbitration proceedings or to the Company's knowledge governmental inquiry or investigations pending or threatened against the Company or any of its officers or directors (in their capacity as such) before any court, tribunal, arbitrator or governmental agency, and (b) the Company is not subject to any order, writ, injunction, judgment or decree of any kind which questions the validity or consummation of this Agreement.

3.12. Employees; Independent Contractors. Section 3.12 of the Schedule of Exceptions contains a list of all promises, agreements, arrangements and understandings, with officers, directors, employees and consultants (other than attorneys and accountants) of the Company, which are presently in effect, detailing the name, title or position, terms and conditions of engagement, annual salary/compensation (including bonuses, commissions, and deferred compensation), company cars, electronic devices, pensions (including those required by all laws), retirement benefits, profit sharing, any interests in any incentive compensation plan and unused accrued vacation. Other than as set out in the Schedule of Exceptions, the Company has complied in all material respects with all legal requirements relating to employment, wages, hours, benefits, pensions, the payment of social security and similar taxes. The Company is not liable for the payment of any damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements. To the Company’s best knowledge, no officer or key employee, nor any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Other than as set out in the Schedule of Exceptions, the employment of each officer and employee of the Company is terminable upon 30 days prior notice at the will of the Company. The Company is not aware of any circumstance whereby any employee might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the amount of statutory severance pay to which such employee may be entitled and/or otherwise provided for in such employee’s employment agreement with the Company. All obligations of the Company with respect to statutorily required severance payments have been fully satisfied or have been funded by contributions to appropriate insurance funds. To the best knowledge of the Company, none of the Company's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company, or that would conflict with the Company's business. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of social benefits and other taxes

3.13. Compliance with Laws and Other Instruments. The Company has conducted its business in all material respects in accordance with all applicable laws of the countries in which it has conducted its business and there is no violation or default with respect to any law or judgment of any court or any governmental agency which could have a material adverse effect upon the assets or business of the Company. To the Company’s best knowledge, there is no existing law, rule, regulation or order which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or, to the Company’s knowledge, in which it currently proposes to conduct business.

3.14. Related-Party Transactions. Except as contemplated by this Agreement and the exhibits thereto, and as set forth in Section 3.14 of the Schedule of Exception, no key employee, shareholder, officer, or director of the Company or member of his or her immediate family or any affiliate of any such person or entity is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for compensation for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, (iii) for other standard employee benefits made generally available to all employees. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own shares in publicly traded companies (not to exceed 5% of their outstanding capital) that may compete with the Company. To the Company’s knowledge, no member of the immediate family of any employee, shareholder, officer or director of the Company or any affiliate of any such person or entity is directly or indirectly interested in any material contract with the Company or in any person or entity which (i) furnished or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Company, or (ii) purchases from or sells or furnishes to the Company any goods or services

3.15. Permits. Except as set forth in Section 3.15 of the Schedule of Exception, the Company has all franchises, permits, licenses, and any similar authority from each governmental authority or agency necessary for the conduct of its business as now being conducted by it, the lack of which would have a material adverse effect of the Condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

3.16. Registration Rights. Except as provided in the Corporate Documents, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

3.17. Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union (other than agreements by virtue of statutory general applicability, such as by virtue of labor laws), and no labor union has requested or, to the Company’s best knowledge, has sought to represent any of the employees, representatives or agents of the Company.

3.18. Tax Matters. (a) The Company has no liability of any nature, accrued or contingent, including without limitation, liabilities for Israeli taxes or any other foreign taxes or any penalties, interest, and additions to taxes or any liabilities to customers or suppliers, other than liabilities incurred in the ordinary course of business and has paid or fully provided in its books of account for all taxation for which it has or may hereafter become liable or accountable in the period from the date of its incorporation; (b) the Company has at all times and within the requisite time limits, fully and accurately observed, performed and complied with all obligations and conditions imposed on it, or to which any claim deduction, allowance or relief made, claimed by or afforded to it was made subject under any legislation relating to taxation; (c) The Company is not aware of any circumstances which will or may, whether by lapse of time or the issue of any notice of assessment or otherwise, give rise to any dispute with any relevant taxation authority in relation to its liability or accountability for taxation, any claim made by it, any relief, deduction, or allowance afforded to it, or in relation to the status or character of the Company under or for the purpose of any provision of any legislation relating to taxation; (d) the Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge; (e) none of the Company’s income tax returns have ever been audited by governmental authorities; and (f) the Company has withheld or collected from each payment made to each of its employees, the amount of all taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

3.19. No Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company. Excluding the authorized signatories of the Company as set forth in Section 3.19 of the Schedule of Exception, no person, as agent or otherwise, is entitled to or authorized to bind or commit the Company to any obligation, and the Company is not aware of any person purporting to do so.

3.20. Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Company is or will be entitled to any brokerage or finders’ fees or agents’ commissions or any similar fee in connection with this Agreement.

3.21. Disclosure of Information. There is no material fact or information relating to the business, condition (financial or otherwise), affairs, operations, or assets of the Company as currently conducted that has not been disclosed to the Investor and the Entrepreneur in writing by the Company. The representations and warranties in Section 3 of this Agreement are each accurate, correct and complete in all material respects, and neither this Agreement (including any exhibit to this Agreement) nor any documents, certificates or other items supplied by the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

4. INDEMNIFICATION AND REMEDIES

4.1. Compensation by the Company

Subject to the following limitations of indemnification provisions, the Company agrees to protect, defend, compensate, indemnify, and hold harmless the Investor and the Entrepreneur against and in respect of all loss, liability, damage, cost, or expense (including reasonable legal fees and expenses, and including a reduction in the value of its shares in the Company) (collectively: “Loss”), as and when incurred by it due to any breach or falsity of any of the representations, warranties, or covenants of the Company herein contained.

4.2. Indemnity Procedure

Promptly after receipt by the Investor or the Entrepreneur (together in this section, the "Investor") of notice of the commencement of any action, proceeding, or investigation by a third party in respect of which indemnity may be sought (a "Claim"), the Investor shall notify the Company. The Company shall promptly assume the defense of the Claim with counsel satisfactory to such Investor, and the fees and expenses of such counsel shall be borne by the Company. The Investor will cooperate with the Company in the defense of any Claim for which the Company assumes the defense, at Company's cost and expense. The Company shall not be liable for a settlement made by the Investor in any Claim effected without the Company’s consent. The Company shall not withhold their consent to a settlement of such Claim if the settlement would not subject them to any financial liability to which they are not exposed not taking into consideration the proposed settlement. The Company shall not enter into any settlement in any Claim, unless such settlement includes a general release of the Investor with no payment by the Investor of consideration, with no affirmative or negative restrictions on the Investor and without an admission of liability by the Investor.

4.3. Maximum Liability

Without derogating from the other limitations of liability of the Company, the maximum aggregate monetary liability of the Company for any breaches or misrepresentations under and/or in connection with this Agreement as to the Investor, shall not exceed the lesser of the following amounts: (i) the amount actually invested by the Investor in the Company pursuant to this Agreement (including, in order to remove doubt, the funds transferred to the Company prior to the signing of this Agreement) plus interest at the rate of 8% per year, compounded annually and expenses of enforcement of the Investor’s rights under this Agreement; or (ii) the Loss plus the expenses of enforcement of the Investor’s rights under this Agreement.

The limitations set forth in this Subsection 4.3 shall not apply in case of a fraudulent or willful misrepresentation or fraudulent or willful breach of warranty by the Company.

4.4. Time Limitation

The Company shall have no liability (and such liability shall be fully discharged and any cause of action shall be extinguished) and a claim by the Investor for indemnification based on the representations and warranties of the Company shall be forever barred, unless notice of such claim is given before the expiration of four (4) years following the Closing, except in the event of Sections 3.1, 3.2, 3.8, 3.9 and 3.18 with respect to fraudulent or willful misrepresentation or fraudulent or willful breach of warranty, each of which shall extend until the expiration of the applicable statute of limitations.

4.5. Threshold

Without derogating from the other limitations with regard to indemnification herein, no claims shall be asserted against the Company unless the aggregate Loss claimed exceeds US$10,000 (ten thousand USD) at which point claims may be made for the full amount of any Loss from the "first Dollar".

5. REPRESENTATIONS & WARRANTIES OF THE INVESTOR AND THE ENTREPRENEUR

The Investor and the Entrepreneur hereby represent and warrant to the Company that the statements contained in this Section 5 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, as though the Closing Date was substituted for the date set forth in the representations and warranties set forth in this Section 5.

5.1. Authorization. The Investor and the Entrepreneur have full power and authority to enter into this Agreement and the Ancillary Agreements and the Agreement and the Ancillary Agreements constitute a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.2. Purchase Entirely for Own Account. This Agreement is made with the Investor and the Entrepreneur in reliance upon such Investor’s and Entrepreneur's representation to the Company, that the Ordinary Shares to be received by such Investor and/or the Entrepreneur, are being acquired for investment for the Investor's and/or the Entrepreneur's own account, and not with an immediate view to the resale or distribution of any part thereof, and that the Investor and the Entrepreneur has no present intention of selling, granting any participation in, or otherwise distributing the same.

5.3. Investment Experience. Without derogating from the representations and warranties set forth in Section 3 above, the Investor and the Entrepreneur has experience in investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Ordinary Shares pursuant to this Agreement.

5.4. Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of such Investor is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, on account of any action taken by the Investor and/or the Entrepreneur in connection with any of the transactions contemplated under this Agreement.

5.5. Economic Risk. The Investor and the Entrepreneur acknowledge that in purchasing the Ordinary Shares they must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because, among others, the Ordinary Shares have not been registered under the Securities Act or any other comparable securities law of another jurisdiction and cannot be sold unless they are subsequently registered under the Securities Act and applicable state laws, or unless exemptions from such registrations are available.

5.6. No Conflict. The investment in the Company by the Investor and the Entrepreneur, and the execution, delivery and performance of this Agreement and all other instruments and documents relating thereto do not conflict with or violate any other agreement, instrument, document, court order or judgment to which the Investor and/or the Entrepreneur are bound or subject and do not require the consent or approval of any other person or government agency.

6. AFFIRMATIVE COVENANTS OF THE COMPANY

6.1. Rights, Powers and Privileges of the Investor and the Ordinary Shares. The Ordinary Shares being issued hereunder and the Investor, shall have the rights, powers and privileges set forth in this Agreement, the Amended Articles and the Ancillary Agreements, all as may be amended from time to time as permitted therein.

6.2. Use of Proceeds. The Company shall use the proceeds of the issuance and sale of the Ordinary Shares in accordance with the budget attached hereto as Exhibit 7.2 (the "Budget").

6.3. Registration Rights. If upon consummation of the Company's next round of equity financing, the Company shall grant registration rights to the future investors, then, the Investor and the Entrepreneur shall be entitled to registration rights identical to the rights granted to such future investors, mutatis mutandis.

6.4. Indemnity Agreements. At or prior to the Closing, the Company, as applicable, shall enter into an indemnity agreement with each of its directors (including the newly designated directors being designated upon the consummation of the Closing), in the form attached hereto as Exhibit 6.4 (the "Indemnity Agreements").

6.5. Restrictive Agreements Prohibited/Existing Agreements Conformed. The Company shall not become a party to any agreement which by its terms restricts the Company’s performance of any terms or conditions of this Agreement or any of the Ancillary Agreements or the Amended Articles. The Company shall cause the amendment of any existing agreements among the shareholders of the Company as and to the extent necessary so as not to conflict with or derogate from any of the terms and conditions of this Agreement or any of the Ancillary Agreements or the Amended Articles.

6.6. Compliance with Laws. The Company shall comply, and cause each subsidiary (if any) to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

6.7. Keeping of Records and Books of Account. The Company shall keep, and cause each subsidiary (if any) to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary (if any), and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

7. MISCELLANEOUS

7.1. Aggregate Shareholdings. For purposes of computing any minimum shareholding required for any purposes under this Agreement, the Amended Articles, or the Ancillary Agreements, the shares of the Company held by each shareholder and those held by any person or entity that is or would be a Permitted Transferee of such shareholder (as such term defined in the Amended Articles) shall be entitled to be aggregated in order to be considered one shareholder.

7.2. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Israel without giving effect to its principles or rules of conflicts of laws. The competent courts of the Tel-Aviv-Jaffa district shall have exclusive jurisdiction to hear all disputes arising in connection with this Agreement and no other courts shall have any jurisdiction whatsoever in respect of such disputes.

7.3. Survival and Limitations of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing.

7.4. Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that two parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or PDF signature page were an original thereof.

7.5. Entire Agreement. This Agreement, the Amended Articles and the Ancillary Agreements constitute the full and entire agreement, covenants, promises and understandings between the Parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by all or some of the Parties (or by any Party to another), written or oral, concerning the subject matter hereof and the terms applicable hereto.

7.6. Amendment & Waivers. Any term of this Agreement may be amended and the non-observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

7.7. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.8. Notice. All notices or other communications provided for in this Agreement shall be in writing and shall be given in person, by registered mail (registered air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, by facsimile transmission (evidenced by written confirmation of transmission) or by e-mail transmission, addressed as set forth below:

Company	Todos Medical Ltd. Givat Ha'Shlosha, Israel Attention: Rami Zigdon, CEO Tel: e-mail:

Investor and Entrepreneur

Mr. David Wassermann

Ashdod, Israel

Tel:__________

e-mail: __________________

with a copy to (which shall not constitute service of process on):

Golan, Goldschmidt & Co., Law Office

Tel Aviv, Israel

Attention: Roy Avneri, Adv.

Tel:

Fax:

E-mail:

or such other address as any party may designate to the other in accordance with the aforesaid procedure. All notices and other communications delivered in person shall be deemed to have been given upon delivery. Notices and other communications delivered by facsimile transmission or e-mail transmission shall be deemed to have been given as of one business day after sending thereof. All notices and other communications delivered by overnight air courier shall be deemed to have been given as of the third business day after posting; and all notices and other communications sent by registered mail shall be deemed given ten (10) days after posting.

7.9. Payment of Tax. The Company shall pay all stamp tax, franchise tax or other taxes or duties which may be due in connection with the execution of this Agreement, the Ancillary Agreements or the issuance of the Ordinary Shares.

7.10. The Company hereby confirms and represents that it is fully aware that Adv. Roy Avneri represented the Investor and the Entrepreneur only in the transaction contemplated in this Agreement.

7.11. Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonable necessary to effectuate the purposes of this Agreement.

[Remainder of Page Left Intentionally Blank]

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Share Purchase Agreement on the date first above written.

Todos medical Ltd.

By:	/s/ Rami Zigdon
Name: Rami Zigdon Title: CEO Date: October 7, 2014

D.P.H. INVESTMENTS LTD.

By:

By:	/s/ David Wasserman
Name: David Wasserman Title: Director Date: October 7, 2014

DAVID WASSERMAN

/s/ David Wasserman

Addendum and Clarification to Share Purchase Agreement

This Addendum to Share Purchase Agreement (the “Addendum”) is made and entered into as of the ____day of August, 2015, by and among Todos Medical Ltd., a company organized and existing under the laws of the State of Israel having its principal offices at 1 Hamada Street, Rehovot, Israel (the “Company”), D.P.H. Investments Ltd. (the “Investor”), Mr. David Wasserman (the "Entrepreneur") and the persons/entities listed in Exhibit A attached hereto (the collectively, the "Beneficial Shareholders"). The Company, the Investor, the Beneficial Shareholders and the Entrepreneur are referred to, collectively herein as the “Parties” and separately as a “Party”.

WHEREAS, the Company, the Investor and the Entrepreneur entered into that Share Purchase Agreement dated October 7, 2014 (the "Original Agreement"); all Capitalized Terms shall have the meaning ascribed to them in the Original Agreement, unless otherwise expressly defined herein; and

WHEREAS, the Company, Investor and Entrepreneur wish to enjoin the Beneficial Shareholders to the Original Agreement and to clarify that (A) the IPO Shares (ie 21,000,000 ordinary shares post split and issuance of bonus shares) issued in the name of Adv. Roy Avneri (the "Trustee") in trust for the Entrepreneur, were issued to him as trustee for the Beneficial Shareholders (including the Entrepreneur) as further explained below; (B) that the IPO Shares were issued to the Beneficial Shareholders (including the Entrepreneur) in exchange for their investment in the IPO Shares; (C) the Entrepreneur is under no obligation to fund or provide any services or assistance in connection with any process of going public by the Company contrary to the terms of the Original Agreement; and

WHEREAS, the Parties agreed that in lieu of implementation of a mechanism pursuant to Section 1.3 of the Original Agreement in respect of dilution of the Beneficial Shareholders only, out of the IPO Shares, 2,880,000 ordinary shares of the Company in total will be returned to the Company (from which 2,784,000 ordinary shares were already returned to the Company by the Trustee so that immediately prior to the execution of this Addendum, the Trustee holds 18,120,000 ordinary shares out of the IPO Shares (the "Remaining Trust Shares");

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.	The preamble to this Addendum and exhibits attached hereto form an integral part hereof.

2.	The Remaining Trust Shares (issued to the Trustee and held in trust by him) have been issued for an investment in the aggregate sum of USD 150,000 (which sum has been invested in the Company as of the date of execution of this Addendum).

3.	On the date of this Addendum, the Remaining Trust Shares will be released by the Trustee to the Beneficial Shareholders in accordance with the distribution table detailed in Exhibit A, at which time all trust agreements and arrangement in respect of those Shares shall cease. A copy of the share transfer deeds for the transfer of those Shares by the Trustee to the Beneficial Shareholders is attached hereto as Exhibit B. The Company shall record the transfer of shares and advise the Israeli Registrar of Companies of such change. The Beneficial Shareholders will provide all documents required by the Company in order to register them as shareholders in the Company.

4.	Notwithstanding anything to the contrary in the Original Agreement (including the provisions of section 1.3 thereof), the Entrepreneur is under no obligation to fund any "going public" process and/or to provide any services, assistance or advice to the Company in relation to such process.

5.	Each Beneficial Shareholder confirms the representations under Section 5 of the Original Agreement.

6.	Beneficial Shareholders acknowledge that they have purchased the Remaining IPO Shares on an AS IS basis in lieu of representations made by the Company pursuant to the Original Agreement.

7.	All other terms of the Original Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum on the date first above written.

/s/ Rami Zigdon	/s/ David Wasserman	/s/ David Wasserman
Todos Medical Ltd.	Mr. David Wassermann	D.P.H. INVESTMENTS LTD.

[signatures in Exhibit A]
Beneficial Shareholders	Adv. Royi Avneri
[see Exhibit A for signatures]

Exhibit A

Shareholder Name	Contact Information	Number of Shares	Signature

Ephraim Schlisser		5,021,327	/s/ Ephraim Schlisser

Ari Leblanc		155,815	/s/ Ari Leblanc

David Wasserman		3,558,858	/s/ David Wasserman

Ben Zion Hasid		3,861,857	/s/ Ben Zion Hasid

Avram Bancrot		1,287,286	/s/ Avram Bancrot

Aharon Shpritzer		3,861,857	/s/ Aharon Shpritzer

Dan Hirsch		70,000	/s/ Dan Hirsch

Yehuda Broiner		303,000	/s/ Yehuda Broiner

Exhibit B – Form of Share Transfer Deeds in Hebrew Omitted